UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

440 Louisiana, Suite 1400
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 425-5377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS: COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 7, 2010, Randall Newton resigned as Chief Executive Officer (“CEO”) of Treaty Energy Corporation (“Treaty” or the “Company”). On the same date, the Company’s Board of Directors (“Board”) appointed Andrew V. Reid as CEO, President and Director of the Company.

Andrew Reid has more than 20 years of corporate finance and management experience. In 2006, Mr. Reid started NOLA Commercial Finance Inc., a commercial finance company.  During the past 4 years, he has focused on helping small regional oil & gas companies with debt and equity funding. From 1998 to 2004, Mr. Reid started his own investment firm where he focused on the oil & gas Industry.

On May 4, 2010, Treaty’s Board appointed Paul L. Fourt, Jr. and Gerard Danos to serve as directors of Treaty.

Paul L. Fort, Jr. is Managing Partner of the Law Offices of Paul L. Fourt, Jr. of Brownsville, Texas, a general practice law firm with a main focus on civil and criminal litigation. Mr. Fourt has held this position since 2000.

Gerard Danos brings a breadth of skills and knowledge in building and growing companies to the Treaty management team.  Most recently, he served as Owner/Principal at St. Catherines Hospice, LLC from 2005 to 2008, where he helped guide the company from a startup company to one of the region’s leading hospice providers.  Prior to this, Mr. Danos served as Vice President / Director for Medico, LLC from 2006 to 2007, a subsidiary of Magnolia Management Corporation, a privately held company, which operates 65+ long term care facilities throughout Louisiana and Mississippi.  Mr. Danos received his Bachelor’s Degree in 2002 from Louisiana State University, Baton Rouge, LA.

Randall Newton resigned as a director of the Company effective December 27, 2010. Mr. Newton stated that his resignation was due to a perceived conflict of interest due to his service as both a director and the Company’s accountant. Copies of Mr. Newton’s resignation letters dated December 27, 2010 and January 10, 2011 are attached to this Form 8-K as Exhibit 5.1 and 5.2.

The Company has provided Mr. Newton a copy of this disclosure in response to this Item 5.02 and has informed him that he may furnish the Company with a letter stating whether he agrees or disagrees with the disclosure made in response to this Item 5.02. If Mr. Newton disagrees, then the Company has requested that he state the respects in which he does not agree with this disclosure. The Company will file any letter received from Mr. Newton as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Company.

On January 7, 2011, Mr. Danos resigned all positions with the Company. Mr. Danos’ resignation was not due to any disagreement with the Company.

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS.

Effective as of January 31, 2011, the Company amended its Articles of Incorporation to increase the total number of authorized shares of common stock to 750,000,000. The Company also has 50,000,000 shares of preferred stock authorized. The text of the Company’s amendment is incorporated herein and filed as Exhibit 5.3.

ITEM 9.01  EXHIBITS

Exhibit No.	Title

5.1	Letter from Randall Newton to Andrew V. Reid, dated December 27, 2010.
5.2	Letter from Randall Newton to Andrew V. Reid, dated January 10, 2011.
5.3	Articles of Amendment of Treaty Energy Corporation (approved January 31, 2011).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: February 16, 2011	By:	/s/ Andrew V. Reid
Andrew V. Reid Chairman and Chief Executive Officer

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